                                                                     EXHIBIT 2.2

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------

     This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of the 28th day of June, 1996, by and between ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP, a Nevada limited partnership ("Disappearing Entity"), and ELDORADO RESORTS LLC, a Nevada limited-liability company ("Surviving Entity").

                                R E C I T A L S
                                - - - - - - - -

     A.   Disappearing Entity is a Nevada limited partnership.

     B.   Surviving Entity is a Nevada limited-liability company.

     C. Subject to the terms and provisions of this Agreement, Disappearing Entity desires hereby to merge with and into Surviving Entity and thereupon to cease to exist.

                               A G R E E M E N T
                               - - - - - - - - -

     NOW, THEREFORE, in accordance with the recitals set forth above and AS CONSIDERATION for the covenants and agreements set forth in this Agreement, as well as for other good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, Disappearing Entity and Surviving Entity hereby agree as follows:

     1.   Constituents of the Merger.  The constituent entities of the merger
          --------------------------
contemplated by this Agreement are Disappearing Entity and Surviving Entity. The name, address, place of organization, governing law and kind of entity of Disappearing Entity are as follows:

          Name:  ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP

          Address:  345 North Virginia Street
                    Reno, Nevada  89501

          Place of Organization:  Nevada

          Governing Law:  Nevada

          Kind of Entity:  Limited Partnership

The name, address, place of organization, governing law and kind of entity of Surviving Entity are as follows:

          Name:  ELDORADO RESORTS LLC

          Address:  345 North Virginia Street
                    Reno, Nevada  89501
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          Place of Organization:  Nevada

          Governing Law:  Nevada

          Kind of Entity:  Limited-Liability Company

     2.   Merger.  On the Effective Date (as defined in Section 3 of this
          ------
Agreement), Disappearing Entity shall merge with and into Surviving Entity (the "Merger"), the separate legal existence of Disappearing Entity thereupon shall cease, and the separate legal existence of Surviving Entity thereupon shall continue. The identity, existence, name, purposes, rights, privileges, immunities, powers, franchises and authority of Surviving Entity shall continue unaffected and unimpaired by the Merger. Upon consummation of the Merger, (a) the identity, existence, purposes, rights, privileges, immunities, powers, franchises and authority of Disappearing Entity, and the title to and possession of all property, interests and assets of Disappearing Entity, shall vest in Surviving Entity; (b) Surviving Entity shall be subject to all of the debts and liabilities of Disappearing Entity as if Surviving Entity itself had incurred those debts; and (c) all rights of creditors and all liens upon the property of each of Surviving Entity and Disappearing Entity shall be preserved unimpaired.

     3.   Filing of Merger Documents and Effective Date.  The Merger shall be
          ---------------------------------------------
effective on the date (the "Effective Date") of the filing with the Nevada Secretary of State of Articles of Merger as required by Nevada Revised Statutes,
Section 92A.200.

     4.   Articles of Organization and Operating Agreement.  The Articles of
          ------------------------------------------------
Organization and the Operating Agreement of Surviving Entity, as in effect on the Effective Date, shall be and remain (until amended or repealed as permitted by applicable law and such documents) the Articles of Organization and the Operating Agreement of Surviving Entity as of the Effective Date.

     5.   Managers and Officers.  The Managers and officers of Surviving Entity
          ---------------------
from and after the Effective Date (until changed in accordance with applicable law and the Operating Agreement of Surviving Entity) shall be those persons who immediately before consummation of the Merger are the Managers and officers of Surviving Entity.

     6.   Effect of Merger on Partnership Units and Membership Interests.
          --------------------------------------------------------------

          6.1    Disappearing Entity.  On the Effective Date, by virtue of the
                 -------------------
Merger and without any action on the part of the holders thereof, each partnership unit of Disappearing Entity that is outstanding immediately before the Effective Date shall be changed and converted into a Membership Interest in Surviving Entity as set forth in Sections 9.1 and 9.2 of that certain Operating Agreement of Surviving Entity, dated as of June 28, 1996, a copy of which is attached hereto as Exhibit A and incorporated herein by this reference.

          6.2    Surviving Entity.  On the Effective Date, by virtue of the
                 ----------------
Merger and without any action on the part of the holders thereof, each Membership Interest of Surviving Entity that is outstanding immediately before the Effective Date shall be canceled.

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     7.   Filings and Approvals.  Disappearing Entity and Surviving Entity each
          ---------------------
shall cooperate with the other in the preparation and filing, as soon as possible after the date of this Agreement, of all necessary applications, filings and other documents relating to the Merger, including, without limitation, all licenses and approvals relating to the Merger required by applicable gaming laws.

     8.   Conditions Precedent to Consummation of the Merger.  The obligations
          --------------------------------------------------
of Disappearing Entity and Surviving Entity to consummate the Merger under this Agreement are subject to the following conditions precedent:

          8.1    Necessary Actions.  All actions necessary to authorize the
                 -----------------
execution, delivery and performance of this Agreement shall have been duly and validly taken by each of Disappearing Entity and Surviving Entity. In accordance with Nevada Revised Statutes, Section 92A.140, this Agreement shall have been approved unanimously by all general partners of the Disappearing Entity and by limited partners of the Disappearing Entity who own a majority in interest of the Disappearing Entity then owned by all of the limited partners of the Disappearing Entity. In accordance with Nevada Revised Statutes, Section 92A.150, this Agreement shall have been approved by Members of the Surviving Entity who own a majority in interest of the Surviving Entity then owned by all of the Members of the Surviving Entity.

          8.2    Consents.  All consents, approvals or agreements of any person
                 --------
or entity that is required to be obtained by either party hereto in connection with the Merger and related transactions shall have been obtained, without conditions or restrictions that the affected party hereto reasonably deems unduly burdensome.

          8.3    Approval From Gaming and Other Governmental Agencies.  All
                 ----------------------------------------------------
governmental approvals and other actions required to effect the Merger and related transactions, including, without limitation, all approvals and licenses from the Nevada Gaming Commission required to effect the Merger and related transactions, shall have been obtained, without conditions or restrictions that the affected party hereto reasonably deems unduly burdensome.

          8.4    Compliance.  Each of Surviving Entity and Disappearing Entity
                 ----------
shall have complied with all agreements to be complied with by it in connection with the Merger on or before the Effective Date.

     9.   Termination or Abandonment.  This Agreement may be terminated and the
          --------------------------
Merger abandoned at any time before the Effective Date (a) by the mutual consent of both general partners of the Disappearing Entity and the Members of the Surviving Entity who own a majority in interest of the Surviving Entity then owned by all of the Members of the Surviving Entity or (b) by either Disappearing Entity or Surviving Entity if any condition precedent to the obligations of that party set forth in Section 8 of this Agreement has not been satisfied and that party has notified the other party hereto of its intention to terminate this Agreement and such other party hereto has not within TEN (10) days after its receipt of such notice caused the satisfaction of that condition precedent. In the event of termination of this Agreement as provided in this
Section 9, neither Disappearing Entity
nor any of its partners shall be liable to Surviving Entity or any of its Members, and neither Surviving Entity nor any of its Managers or Members shall be liable to Disappearing Entity or any of its partners.

     10.  Miscellaneous.
          -------------

          10.1   Amendment and Modification.  Subject to applicable law, this
                 --------------------------
Agreement may be amended or supplemented at any time with respect to any of the terms contained herein only by an instrument executed by each of the parties hereto.

          10.2   Assignment.  Neither this Agreement nor any of the rights,
                 ----------
interests or obligations of either party hereto arising hereunder may be assigned by either party hereto without the prior written consent of the other party hereto.

          10.3   Further Assurances.  Each party hereto shall execute and
                 ------------------
deliver such instruments and take such other actions as any other party hereto reasonably may require in order to carry out the intent of this Agreement. From time to time, as and when required by Surviving Entity, or by its successors or assigns, such deeds and other instruments shall be executed and delivered on behalf of Disappearing Entity, and all actions shall be taken or caused to be taken on behalf of Disappearing Entity, as shall be appropriate or necessary to vest, perfect or confirm, of record or otherwise, in Surviving Entity the purposes, rights, privileges, immunities, powers, franchises and authority of Disappearing Entity and the title to and possession of all property, interests and assets of Disappearing Entity, and otherwise to carry out the purposes of this Agreement, and the Managers of Surviving Entity are fully authorized in the name and on behalf of Disappearing Entity or otherwise to execute and deliver all such deeds and instruments and to take all such actions.

          10.4   Headings.  The subject headings of the Sections and subsections
                 --------
of this Agreement are included in this Agreement for the convenience of reference only and shall not affect the construction or interpretation of any of the terms or provisions of this Agreement.

          10.5   Governing Law.  This Agreement shall be deemed to be made and
                 -------------
interpreted under the laws of the State of Nevada, and the rights and liabilities of the parties hereto shall be determined under those laws. Notwithstanding the foregoing, if any law or set of laws in the State of Nevada requires or otherwise dictates that the laws of another state or jurisdiction must be applied in any proceeding involving this Agreement, then such Nevada law or set of laws shall be superseded by this subsection 10.5, and the remaining laws of the State of Nevada nonetheless shall be applied in such proceeding.

          10.6   Successors in Interest.  This Agreement shall be binding on and
                 ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

          10.7   Counterpart Execution.  This Agreement may be executed
                 ---------------------
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall

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constitute one and the same original.

          10.8   No Waiver.  The failure of any party hereto at any time to
                 ---------
require performance by any other party hereto of any term or provision of this Agreement shall not affect the right of such party to require performance of that term or provision, and any waiver by any party hereto of any breach of any term or provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such term or provision, a waiver of the term or provision itself or a waiver of any right under this Agreement.

          10.9   Integration.  This Agreement, together with its Exhibit, sets
                 -----------
forth all of the promises, covenants, agreements, conditions and understandings between the parties hereto, and it supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as contained in this Agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement and Plan of Merger to be executed by persons thereunto duly authorized on the date first set forth above.

                             "Disappearing Entity"

                             ELDORADO HOTEL ASSOCIATES LIMITED PARTNERSHIP, a Nevada limited partnership

                             General Partners:
                             ----------------

                             HOTEL-CASINO MANAGEMENT, INC.,
                             a Nevada corporation



                             By: /s/ Raymond J. Poncia, Jr.
                                 __________________________________
                                 Raymond J. Poncia, Jr.,
                                 President

                             RECREATIONAL ENTERPRISES, INC.,
                             a Nevada corporation



                             By: /s/ Donald L. Carano
                                 __________________________________
                                 Donald L. Carano,
                                 President

(Signatures to Agreement and Plan of Merger Continued)

                             Limited Partners:
                             ----------------

                             HOTEL CASINO REALTY INVESTMENTS, INC.,
                             a Nevada corporation



                             By: /s/ Raymond J. Poncia, Jr.
                                 _________________________________
                                 Raymond J. Poncia, Jr.,
                                 President



                                 /s/ Donald L. Carano
                                 _________________________________
                                 Donald L. Carano,
                                 a married man



                                 /s/ Ludwig J. Corrao
                                 _________________________________
                                 Ludwig J. Corrao,
                                 a married man


                             "Surviving Entity"

                             ELDORADO RESORTS LLC,
                             a Nevada limited-liability company

                             Managers:
                             --------



                                 /s/ Donald L. Carano
                                 __________________________________
                                 Donald L. Carano,
                                 Chief Executive Officer, President
                                 and Presiding Manager

(Signatures to Agreement and Plan of Merger Continued)

                             --------------------

                             HOTEL-CASINO MANAGEMENT, INC.,
                             a Nevada Corporation, Assistant Presiding Manager


                             By:  /s/ Raymond J. Poncia, Jr.
                                  __________________________________
                                  Raymond J. Poncia, Jr.,
                                  President


                             RECREATIONAL ENTERPRISES, INC.,
                             a Nevada Corporation, Assistant Presiding Manager


                             By:  /s/ Gary L. Carano
                                  __________________________________
                                  Gary L. Carano,
                                  Vice President

                             Members:
                             -------

                             RECREATIONAL ENTERPRISES, INC.,
                             a Nevada corporation



                             By:  /s/ Donald L. Carano
                                  __________________________________
                                  Donald L. Carano,
                                  President

                             HOTEL-CASINO MANAGEMENT, INC.,
                             a Nevada corporation



                             By:  /s/ Raymond J. Poncia, Jr.
                                  __________________________________
                                  Raymond J. Poncia, Jr.,
                                  President

(Signatures to Agreement and Plan of Merger Continued)

                             -------------------

                             HOTEL CASINO REALTY INVESTMENTS, INC.,
                             a Nevada corporation



                             By:  /s/ Raymond J. Poncia, Jr.
                                  __________________________________
                                  Raymond J. Poncia, Jr.,
                                  President


                                  /s/ Donald L. Carano
                                  __________________________________
                                  Donald L. Carano,
                                  a married man


                                  /s/ Ludwig J. Corrao
                                  __________________________________
                                  Ludwig J. Corrao,
                                  a married man